EXHIBIT  23.1




                         Consent  of  Independent  Auditors

We consent to the incorporation by reference in the Registration Statement (Form S- 8) for an aggregate of 3,000,000 shares of Common Stock, $.001 par value, pertaining to the Elgrande.com, Inc. 2001 Stock Option Plan, of our report dated July 6, 2001 with respect to the financial statement of Elgrande.com, Inc. in it Annual Report on Form 10-KSB, filed with the Securities and Exchange Commission on August 21, 2001.


                                             /s/ Williams & Webster, P.S.
                                             -----------------------------
                                             Williams  &  Webster,  P.S.

Spokane,  Washington
November  26,  2001